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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              HYPERCOM CORPORATION
              ----------------------------------------------------
               (Exact name of registrant as specified in charter)


            Delaware                                       86-0828608
    -----------------------                           ------------------
    (State of incorporation                            (I.R.S. Employer
        or organization)                             Identification Number)


     2851 West Kathleen Road
        Phoenix, Arizona                                      85023
    ------------------------                           ------------------
    (Address of principal                                   (Zip Code)
      executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of Each Exchange
        Title of Each Class                      on Which Each Class
        to be so Registered                      is to be Registered
        -------------------                     ----------------------

   Common Stock, par value $0.001 per share     New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:  NONE



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Item 1.

Description of Securities to be Registered.

The description of securities set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-35461) (the "S-1 No. 333-35461"), is hereby incorporated by reference.

Item 2.

Exhibits.

1 Amended and Restated Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 of the S-1 No. 333-35461.

2  Amended and Restated Bylaws of the Registrant incorporated by reference to
   Exhibit 3.2 of the S-1 No. 333-35461.



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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on October 21, 1997.

                                          HYPERCOM CORPORATION

                                          By: /s/ George Wallner
                                            ------------------------------------
                                            George Wallner
                                            Chairman of the Board of Directors